Exhibit (h)(7)

amendment

dated December 31, 2020 to

amended and restated

administrative and shareholder services agreement

for MassMutual Premier Funds

WHEREAS, MassMutual Premier Funds (the “Trust”) on behalf of each of its series listed on Exhibit B thereto (each a “Fund”) and MML Investment Advisers, LLC (the “Manager”) have entered into an Amended and Restated Administrative and Shareholder Services Agreement dated as of April 1, 2014 (the “Agreement”).

WHEREAS, the Trust, on behalf of each Fund, and the Manager wish to amend the Agreement as follows:

Pursuant to Article V, Section C, the following hereby replaces, in its entirety, Exhibit B:

EXHIBIT B

COMPENSATION

	Class I	Class R5	Service Class	Administrative Class	Class A	Class R4	Class R3
U.S. Government Money Market Fund	N/A	0.10%	N/A	N/A	N/A	N/A	N/A
Short-Duration Bond Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Inflation-Protected and Income Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Core Bond Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Diversified Bond Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
High Yield Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Balanced Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Disciplined Value Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Main Street Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Disciplined Growth Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Small Cap Opportunities Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Global Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
International Equity Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Strategic Emerging Markets Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%

IN WITNESS WHEREOF, the parties hereto have caused this Administrative and Shareholder Services Agreement to be executed as of the day and year first above written.

MASSMUTUAL PREMIER FUNDS
on behalf of its series identified on Exhibit B hereto, as the same may from time to time be amended

By:	/s/ Renee Hitchcock
Renee Hitchcock
CFO and Treasurer

MML INVESTMENT ADVISERS, LLC

By:	/s/ Douglas Steele
Douglas Steele
Vice President